SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
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DATAWATCH CORPORATION

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DATAWATCH CORPORATION
271 Mill Road
Quorum Office Park
Chelmsford, Massachusetts 01824

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On April 20, 2015

The Annual Meeting of Stockholders of Datawatch Corporation (the “Corporation”) will be held at the offices of the Corporation at 271 Mill Road, Quorum Office Park, Chelmsford, MA 01824, on April 20, 2015 at 11:00 am, local time, to consider and act upon the following matters:

1.	To elect eight members of the Board of Directors to serve until the next annual meeting and until their successors have been elected and qualified;
2.	To ratify the appointment of the Corporation’s independent registered public accounting firm; and
3.	To transact such other business as may properly come before the meeting or any adjournment thereof.

Only stockholders of record at the close of business on February 23, 2015, the record date fixed by the Board of Directors, are entitled to notice of and to vote at the meeting and any adjournment thereof.

IF YOU PLAN TO ATTEND:

Please call Brigid MacDonald at 978-275-8215 if you plan to attend. Please bring valid picture identification, such as a driver’s license or passport. Stockholders holding stock in brokerage accounts (“street name” holders) will also need to bring a copy of a brokerage statement reflecting their stock ownership as of the record date. Cameras, cell phones, recording devices and other electronic devices will not be permitted at the meeting.

By Order of the Board of Directors

Michael A. Morrison
Chief Executive Officer

Chelmsford, Massachusetts
January 26, 2015

THE BOARD OF DIRECTORS WELCOMES STOCKHOLDERS WHO WISH TO ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. A PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION WILL BE APPRECIATED. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

DATAWATCH CORPORATION
271 Mill Road
Quorum Office Park
Chelmsford, Massachusetts 01824

PROXY STATEMENT

JANUARY 26, 2015

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Datawatch Corporation (the “Company” or “Datawatch”) for use at the Annual Meeting of Stockholders of the Company to be held at the offices of the Company at 271 Mill Road, Quorum Office Park, Chelmsford, MA 01824, on April 20, 2015 at 11:00 a.m., local time, and any adjournments thereof (the “Meeting”).

Only stockholders of record at the close of business on February 23, 2015 will be entitled to notice of and to vote at the Meeting. As of January 5, 2015, 11,288,350 shares of common stock, par value $.01 per share, of the Company (“Common Stock”) were outstanding. Stockholders are entitled to cast one vote for each share held of record at the close of business on February 23, 2015 on each matter submitted to a vote at the Meeting. Any stockholder may revoke a proxy at any time prior to its exercise by filing a later-dated proxy or a written notice of revocation with the Secretary of the Company, or by voting in person at the Meeting. If a stockholder is not attending the Meeting, any proxy or notice should be returned in time for receipt no later than the close of business on the day preceding the Meeting.

The representation in person or by proxy of at least a majority of the outstanding shares of Common Stock entitled to vote at the Meeting is necessary to establish a quorum for the transaction of business. Votes withheld from any nominee, abstentions and broker non-votes are counted as present or represented for purposes of determining the presence or absence of a quorum. A “non-vote” occurs when a broker holding shares for a beneficial owner does not vote on a proposal because the broker does not have discretionary voting power and has not received instructions from the beneficial owner. Directors are elected by a plurality of the votes cast by stockholders entitled to vote at the Meeting. On all other matters being submitted to stockholders, an affirmative vote of at least a majority of the shares present, in person or represented by proxy, and voting on that matter is required for approval or ratification. An automated system administered by the Company’s transfer agent tabulates the votes. The vote on each matter submitted to stockholders is tabulated separately. Abstentions are included in the number of shares present or represented and voting on each matter and therefore, with respect to votes on specific proposals, will have the effect of negative votes. Broker “non-votes” are not so included.

At the Meeting, a proposal to elect Christopher T. Cox, Thomas H. Kelly, David C. Mahoney, Joan McArdle, Michael A. Morrison, Richard de J. Osborne, Terry W. Potter, and James Wood as directors will be subject to a vote of stockholders. The stockholders will also consider and vote upon the ratification of the selection of Datawatch’s independent registered public accounting firm. Where a choice has been specified on the proxy with respect to the foregoing proposals, the shares represented by the proxy will be voted in accordance with the specifications. If no specification is indicated on the proxy card, the shares represented by the proxy will be voted FOR the nominees named herein for election to the Board of Directors and FOR the proposal to approve the ratification of the selection of Datawatch’s independent registered public accounting firm.

The Board of Directors of the Company knows of no other matters to be presented at the Meeting. If any other matter should be presented at the Meeting upon which a vote properly may be taken, shares represented by all proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgment of Michael A. Morrison and James Eliason, each of whom is named as attorney-in-fact in the proxies.

An Annual Report to Stockholders, containing audited financial statements of the Company for the fiscal year ended September 30, 2014 is being mailed together with this proxy statement to all stockholders entitled to vote. This proxy statement and the accompanying notice and form of proxy will be first mailed to stockholders on or about March 11, 2015.

PRINCIPAL HOLDERS OF VOTING SECURITIES

The following table sets forth as of January 5, 2015 certain information regarding beneficial ownership of the Common Stock (i) by each person who, to the knowledge of the Company, beneficially owned more than 5% of the shares of Common Stock outstanding at such date; (ii) by each director of the Company; (iii) by each named executive officer identified in the Summary Compensation Table on page 15 of this proxy statement; and (iv) by all current directors and executive officers of the Company as a group.

Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned	Percentage of Shares of Common Stock(2)
James Wood(3)	946,729	8.38%
Christopher T. Cox(4)	711,193	6.30%
Michael A. Morrison(5)	496,743	4.34%
Richard de J. Osborne(6)	438,501	3.85%
David C. Mahoney	255,482	2.26%
Joan McArdle(7)	187,500	1.66%
Terry W. Potter(8)	51,261	*
Ben F. Plummer	37,750	*
Thomas H. Kelly(9)	30,333	*
James Eliason	26,395	*
All current directors and executive officers as a group (ten persons)(10)	2,537,286	21.90%
WC Capital, LLC(3)(4) c/o James Wood 116 East Saddle River Road Saddle River, New Jersey 07458	689,966	6.11%
Forsakringsaktiebolaget Avanza Pension(11) Box 1399 Stockholm, Sweden 11193	689,700	6.11%

*	Less than one percent.
(1)	Unless otherwise indicated, each stockholder referred to above has sole voting and investment power with respect to the shares listed and the address of each stockholder is: c/o Datawatch Corporation, 271 Mill Road, Quorum Office Park, Chelmsford, Massachusetts 01824.
(2)	The number of shares of Common Stock deemed outstanding includes (i) 11,288,350 shares of Common Stock outstanding as of January 5, 2015 and (ii) with respect to each individual, the number of options to purchase shares of Common Stock which may be exercised by such individual within 60 days of January 5, 2015 and any restricted stock units that will have vested within 60 days of January 5, 2015.
(3)	Includes 10,000 options exercisable within 60 days of January 5, 2015. Also includes 689,966 shares held by WC Capital, LLC. Mr. Wood, as a Managing Principal of WC Capital, LLC, shares the power to vote and dispose of all 689,966 shares of the Common Stock held by WC Capital, LLC.
(4)	Includes 689,966 shares held by WC Capital, LLC. Mr. Cox, as a Managing Member of WC Capital, LLC, shares the power to vote and dispose of all 689,966 shares of the Common Stock held by WC Capital, LLC.
(5)	Includes 13,500 shares owned by Mr. Morrison’s wife as custodian for five UTMA accounts and 4,358 shares of which are owned by Mr. Morrison’s wife. Mr. Morrison disclaims beneficial ownership of the 13,500 shares in the UTMA accounts and the 4,358 shares held by his wife. Also includes 143,743 options that may be exercised within 60 days of January 5, 2015 and 16,668 restricted stock units that will have vested within 60 days of January 5, 2015. Includes 197,558 shares owned by Mr. Morrison or his wife that are pledged as collateral to secure third party loans.

(6)	Includes 100,000 options that may be exercised within 60 days of January 5, 2015. Also includes 143,370 shares of Common Stock held by Carnegie Hill Associates, LLC. Mr. Osborne is the Managing Principal of Carnegie Hill Associates, LLC and may be deemed a beneficial owner of the shares held by Carnegie Hill Associates, LLC. Mr. Osborne disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein.
(7)	Includes 185,000 warrants held by Massachusetts Capital Resource Company exercisable within 60 days of January 5, 2015. Ms. McArdle, as senior vice president of Massachusetts Capital Resource Company, may be deemed to have shared voting and/or investment power over these securities.
(8)	Includes 5,000 options that may be exercised within 60 days of January 5, 2015.
(9)	Includes 5,000 options that may be exercised within 60 days of January 5, 2015.
(10)	Includes 277,914 options that may be exercised within 60 days of January 5, 2015 and 29,166 restricted stock units that will have vested within 60 days of January 5, 2015.
(11)	Information provided in reliance on the contents of a Schedule 13G filed by Forsakringsaktiebolaget Avanza Pension with the Securities and Exchange Commission on January 27, 2014, which reported beneficial ownership as of December 31, 2013. According to the Schedule 13G, Forsakringsaktiebolaget Avanza Pension has sole power to vote or direct the vote of all 689,700 shares and shared power to dispose or direct the disposition of all 689,700 shares. The Company has been informed that these shares are ultimately owned beneficially by four clients of Forsakringsaktiebolaget Avanza Pension that are former shareholders of Panopticon Software AB (“Panopticon”) and acquired these shares of the Common Stock in the Company’s acquisition of Panopticon that closed August 28, 2013.

PROPOSAL I

ELECTION OF DIRECTORS

The directors of the Company are elected annually and hold office for the ensuing year until the next annual meeting of stockholders and until their successors have been elected and qualified. The directors are elected by a plurality of votes cast by stockholders. The Company’s By-Laws state that the number of directors constituting the entire Board of Directors shall be determined by resolution of the Board of Directors. The number of directors currently fixed by the Board of Directors is eight (8).

Prior to the Meeting, Christopher T. Cox, Thomas H. Kelly, David C. Mahoney, Joan McArdle, Michael A. Morrison, Richard de J. Osborne, Terry W. Potter and James Wood were the directors of the Company. All of these individuals were elected as directors at the Company’s Annual Meeting of Stockholders held on April 22, 2014, except Joan McArdle, who was elected at a meeting of the Board of Directors on July 22, 2014. Each of the existing directors are being nominated for re-election at the Meeting. Shares represented by all proxies received by the Board of Directors and not so marked as to withhold authority to vote for any individual director (by writing that individual director’s name where indicated on the proxy) or for all directors will be voted FOR the election of all the nominees named below (unless one or more nominees are unable or unwilling to serve). The Board of Directors knows of no reason why any such nominee would be unable or unwilling to serve, but if such should be the case, proxies may be voted for the election of some other person.

Director Nominees

Christopher T. Cox, Director. Mr. Cox, age 50, has been a director of the Company since August 21, 2012. Since January 2012, Mr. Cox has been a partner in Cadwalader, Wickersham & Taft LLP. Prior to January 2012, Mr. Cox was a partner at Cahill Gordon & Reindel LLP in New York. Mr. Cox is also an investor in and a Managing Member of WC Capital, LLC which owns approximately 6.11% of Datawatch’s outstanding common stock. Mr. Cox received both his undergraduate degree and J.D. from the University of Missouri where he was also a member of the Missouri Law Review. Mr. Cox’s qualifications to serve on the Board of Directors include his experience in mergers and acquisitions, capital markets and corporate governance.

Thomas H. Kelly, Director. Mr. Kelly, age 65, joined the Board of Directors in October 2004. Until June 1, 2007, Mr. Kelly was Vice President of Corporate Business Development at Schering-Plough Corporation, a pharmaceutical company. Prior to holding that position, Mr. Kelly was Vice President and Corporate Controller at Schering-Plough, a position he had held since joining that corporation in 1991. Previously, he had been a senior partner with the accounting firm of Deloitte & Touche LLP. Mr. Kelly’s qualifications to serve on the Board of Directors include his experience as a senior executive of a large public company, as well as his financial and accounting expertise.

David C. Mahoney, Vice Chairman of the Board. Mr. Mahoney, age 70, has been a director of the Company since September 2010 and Vice Chairman of the Board since February 2011. From February 2003 until his retirement in February 2008, Mr. Mahoney was the President and Chief Executive Officer of Applix, Inc., a global provider of business performance management and business intelligence applications that was acquired by Cognos during 2007. Mr. Mahoney was also a director of Applix from October 1992 to February 2008. Mr. Mahoney served as Chief Executive Officer of Verbind, Inc., a provider of real-time behavioral analysis and event triggering technology, from May 2001 until February 2003, when Verbind was sold to SAS Institute. Mr. Mahoney’s qualifications to serve on the Board include his experience as a senior executive leading the growth of three publicly held software companies, as well as his technical expertise.

Joan McArdle, Director. Ms. McArdle, age 63, joined the Board of Directors in July 2014. Ms. McArdle is an experienced software industry finance and business leader in Massachusetts. She has been with Massachusetts Capital Resource Company (MCRC) since 1985 and has served as a senior vice president for MCRC since her appointment to that position in 2001. While serving in this capacity at MCRC, and in connection with MCRC’s funding to support Datawatch’s acquisition of Math Strategies in 2012, Ms. McArdle previously served as an observer at Datawatch’s board meetings. Prior to joining MCRC, Ms. McArdle was employed by the First National Bank of Boston in a variety of roles, leaving the firm as a

Vice President in the Large Corporate/Multinational Group. Ms. McArdle is also a member of the Board of Directors of Aspen Technology, Inc. (NASDAQ: AZPN) and serves on the Boards of Directors of a number of private companies. Ms. McArdle received an AB degree in English from Smith College. Ms. McArdle’s qualifications to serve on the Board include her experience in building and financing companies from the earliest stages of growth to mature technology companies, as well as her knowledge of the technology industry and venture experience.

Michael A. Morrison, President, Chief Executive Officer and Director. Mr. Morrison, age 51, joined the Board of Directors in February 2011. From October 2007 until joining Datawatch, Mr. Morrison was Vice President, Financial Performance Management, at Cognos Inc., a subsidiary of IBM since January 2008. In this role, Mr. Morrison directed all development, product management, product marketing and strategic business development activities for the FPM business unit. From January 2007 to October 2007, Mr. Morrison was Chief Operating Officer of Applix Inc., having been vice president of worldwide field and marketing operations from 2004 until his appointment as COO. At Applix Mr. Morrison conceptualized, built and led the company’s strategic go-to-market sales model and growth strategies, and also represented the company to Wall Street and industry analysts. Before joining Applix in 2004, Mr. Morrison held various positions at Cognos, including vice president of enterprise planning operations, vice president of finance and administration, and corporate counsel. Mr. Morrison’s qualifications to serve on the Board of Directors include his business, operational, management and legal experience in the enterprise application industry, as well as his position as Datawatch’s Chief Executive Officer.

Richard de J. Osborne, Chairman of the Board. Mr. Osborne, age 80, has been a director of the Company and Chairman of the Board of Directors of the Company since January 2001. From 1985 to 1999, Mr. Osborne was Chairman of the Board of Directors and Chief Executive Officer of ASARCO Incorporated, which is an integrated producer of copper and other metals. Mr. Osborne is also a director of NACCO Industries, Inc. Mr. Osborne was previously a director of Schering Plough Corp. and of Goodrich Corp. Mr. Osborne’s qualifications to serve on the Board of Directors include his experience as a senior executive and director of large public companies.

Terry W. Potter, Director. Dr. Potter, age 67, has been a director of the Company since April 1998. Since January 1998, Dr. Potter has been the President of Venture Solutions and Development, Inc., which provides consulting services to high technology start-up companies, spin-outs, and Fortune 100 companies. Prior to 1992, Dr. Potter was a worldwide director of New Ventures for Digital Equipment Corporation. From 1992 to 1997, he was the President of Modular Group, the parent company of Advanced Modular Solutions, and from 1994 to 1997 he was the President of Advanced Modular Solutions, a wholly-owned subsidiary of Modular Group, which develops client-server computers and solutions. Dr. Potter is the co-founder of Discover Why, Inc., which was founded in 1997. Mr. Potter’s qualifications to serve on the Board of Directors include his experience as a senior executive and director of large public companies, as well as his technical expertise.

James Wood, Vice Chairman of the Board. Mr. Wood, age 85, has been a director of the Company since January 2001. From 1980 to 1997, Mr. Wood was Chairman of the Board of Directors and Chief Executive Officer of The Great Atlantic & Pacific Tea Company, Inc. and its Co-Chief Executive Officer from 1997 to 1998 and continued as non-executive Chairman from 1998 to 2001. Mr. Wood is also an investor in and a Managing Member of WC Capital, LLC which owns approximately 6.11% of Datawatch’s outstanding common stock. Mr. Wood’s qualifications to serve on the Board of Directors include his experience as a senior executive and director of large public companies.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE “FOR” THE NOMINEES LISTED ABOVE

The Board of Directors and its Committees

Meetings.  The Board of Directors met six times during the fiscal year ended September 30, 2014. Each director attended at least 75% of the meetings of the Board and of the committees of the Board on which he or she served. The Company does not have a policy with regard to attendance by Board members at stockholder meetings; however directors are encouraged to attend the Annual Meeting of Stockholders. All of the current Directors attended the Annual Meeting of Stockholders last year either in person or telephonically.

Independence.  The Board of Directors has determined that, other than Mr. Morrison, who serves as Chief Executive Officer of the Company, each director is “independent”, meeting all applicable independence requirements promulgated by the Securities and Exchange Commission (the “SEC”), including Rule 10A-3(b)(1) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the independence standards of The NASDAQ Stock Market. In making this determination, the Board of Directors considered relationships, transactions and/or arrangements with each of the directors and affirmatively determined that none of such directors has a relationship that, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Committees.  Under the Company’s By-laws, the Board of Directors may designate committees composed of members of the Board to exercise the power and authority of the Board in the management of the business and affairs of the Company, subject to limitations imposed by law. The Board of Directors has three standing committees: an Audit Committee, a Compensation and Stock Committee and a Corporate Governance and Nominating Committee (the “Nominating Committee”). The members of each committee are appointed by the Board based on the recommendation of the Nominating Committee, and are set forth below in this proxy statement. Actions taken by any committee of the Board are reported to the Board, usually at the next Board meeting following a committee meeting. The charters of the Audit Committee, the Compensation and Stock Committee and the Nominating Committee are available on the Company’s website, www.datawatch.com, and located under the “About” tab and the “Investor Relations” and “Corporate Governance” links. The Board annually conducts a self-evaluation of each of its committees. All members of all committees are independent directors.

Audit Committee.  The Audit Committee is composed of Thomas H. Kelly, David C. Mahoney, Joan McArdle and Terry W. Potter, with Mr. Kelly serving as Chairman. Each such member is considered “independent” pursuant to the rules promulgated by the SEC and The NASDAQ Stock Market, as discussed above, and, in the business judgment of the Board of Directors, independent for purposes of being an independent member of an audit committee under such rules. In addition, the Board of Directors has determined that Mr. Kelly qualifies as an audit committee “financial expert” as defined by the SEC. The Audit Committee evaluates and selects the Company’s independent registered public accounting firm, reviews the audited financial statements and discusses the adequacy of the Company’s internal controls and procedures with management and the independent registered public accounting firm. The Audit Committee also supervises the relationship between the Company and its outside auditors, reviews the scope of both audit and non-audit services and related fees, and determines the independence of the independent registered public accounting firm. The Audit Committee conducted five formal meetings during the fiscal year ended September 30, 2014. The responsibilities of the Audit Committee and its activities in the fiscal year ended September 30, 2014 are more fully described in the Audit Committee Report contained in this proxy statement.

Compensation and Stock Committee.  The Compensation and Stock Committee is composed of Thomas H. Kelly, David C. Mahoney and Terry W. Potter, with Mr. Mahoney serving as Chairman. Each is “independent” as defined by the SEC and The NASDAQ Stock Market. The Compensation and Stock Committee, which, among other things, reviews and makes recommendations concerning executive compensation and administers the Company’s 1996 Stock Plan, the Company’s 2006 Equity Compensation and Incentive Plan and the Company’s Second Amended and Restated 2011 Equity Compensation and Incentive Plan, conducted four formal meetings during the fiscal year ended September 30, 2014. The responsibilities of the Compensation and Stock Committee and its activities in the fiscal year ended September 30, 2014 are more fully described in the Compensation Discussion and Analysis contained in this proxy statement.

Corporate Governance and Nominating Committee.  The Nominating Committee is composed of Thomas H. Kelly, David C. Mahoney, Joan McArdle, Terry W. Potter and James Wood, with Mr. Mahoney serving as Chairman. Each is “independent” pursuant to the rules promulgated by the SEC and The NASDAQ Stock Market, as discussed above. The Nominating Committee was formed for the purposes of identifying director candidates and providing nominee recommendations to the Board, overseeing compliance with corporate governance policies and adopting, and monitoring compliance with, the Company’s Code of Ethics. With respect to recommending director nominees, the Nominating Committee identifies Board candidates through numerous sources, including recommendations from existing Board members, executive officers, and stockholders, and has policies concerning the evaluation of candidates, the recommendation to the Board of candidates for the Board’s selection as director nominees, and the recommendation of candidates for the Board’s selection as nominees for appointment to the committees of the Board. The Nominating Committee’s evaluation includes a review of the nominee’s judgment, experience, independence, understanding of the Company’s industry or other related industries, and such other factors as the Nominating Committee concludes are pertinent in light of the current needs of the Board, including without limitation the Board’s belief that its membership should reflect a diversity of experience, gender, race, ethnicity and age. The Nominating Committee will select qualified nominees and review its recommendations with the Board. The Nominating Committee conducted three formal meeting during the fiscal year ended September 30, 2014. In January 2015, the Nominating Committee recommended Ms. McArdle and Messrs. Cox, Kelly, Mahoney, Morrison, Osborne, Potter and Wood, and the Board approved such nominees, for election at the Meeting. Messrs. Wood and Osborne were initially nominated by WC Capital, LLC, a stockholder of the Company, as described below.

Board Leadership Structure

Currently, the positions of Chairman of the Board and Chief Executive Officer are held by separate persons, with the position of Chairman filled by Mr. Osborne, an independent, non-executive director. The Board believes that the separation of the roles of Chairman of the Board and Chief Executive Officer is appropriate as it allows the Chief Executive Officer to focus primarily on management and strategy responsibilities, while allowing the independent Chairman to focus on leadership of the Board, providing feedback and advice to the Chief Executive Officer and providing a channel of communication between the Board members and the Chief Executive Officer and other members of senior management. The Chairman of the Board presides over all Board meetings and works with senior management to develop agendas for Board meetings. The Chairman and Mr. Mahoney, who is a Vice Chairman of the Board and also an independent director, advise the Chief Executive Officer and other members of senior management on business strategy and leadership development. The Chairman also works with the Board to drive decisions about particular strategies and policies and, in concert with the independent Board committees, facilitates a performance evaluation process of the Board and its committees.

Board Oversight of Risk

The Board oversees the business and strategic risks of Datawatch. The Audit Committee oversees financial reporting and compliance risks confronting Datawatch. The Compensation and Stock Committee oversees risks associated with Datawatch’s compensation policies and practices, including performance-based compensation. The Corporate Governance and Nominating Committee oversees risks relating to corporate governance and the process governing the nomination of members of the Board.

Datawatch provides a detailed description of the risk factors impacting its business in its Annual Report on Form 10-K, which is updated quarterly as necessary in its Quarterly Reports on Form 10-Q filed with the SEC.

Stockholder Nominations and Recommendations of Director Candidates

WC Capital, LLC, which beneficially owns approximately 6.11% of the Company’s Common Stock, is entitled to nominate two directors to the Board pursuant to an Investment Agreement, dated January 12, 2001, among WC Capital, LLC, Carnegie Hill Associates, LLC and the Company. WC Capital, LLC has nominated James Wood and Richard de J. Osborne to serve as directors for election at the Meeting. Mr. Cox is a Managing Member of WC Capital, LLC, but is not a nominee under the Investment Agreement. Other stockholders wishing to suggest candidates to the Nominating Committee for consideration as potential director nominees may do so by submitting the name of the stockholder making the recommendation, the name of the individual recommended for consideration as a director nominee and a written statement from the stockholder making the recommendation stating why such candidate would be able to fulfill the duties of a director to the Nominating and Corporate Governance Committee, Datawatch Corporation, at Datawatch Corporation, 271 Mill Road, Quorum Office Park, Chelmsford, MA 01824. Stockholders wishing to nominate directors may do so by submitting a written notice to the Chief Executive Officer of Datawatch. The procedures are summarized in the section entitled “Stockholder Proposals” in this proxy statement. All nominees must, at a minimum, have substantial or significant business or professional experience or an understanding of technology, finance, marketing, financial reporting, international business or other disciplines relevant to the business of the Company and be free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Board or of a Board committee. The Nominating Committee did not receive any stockholder nominee recommendations for this Meeting.

Policies and Procedures Regarding Related Person Transactions

The Company By-laws provide that for the Company to enter into certain proposed transactions with any of its executive officers, directors and principal stockholders, including their immediate family members and affiliates, the transaction must be (i) authorized by a majority of the disinterested members of the Board of Directors or one of its committees after the disclosure of material facts, (ii) approved in good faith by a vote of the stockholders after the disclosure of the material facts, or (iii) fair to the Company and authorized by the Board of Directors, a committee thereof, or the stockholders.

The Company’s current practice is to have disinterested members of the Company’s Audit Committee, whose members are independent, review the terms of any and all such proposed material related party transactions. The results of this review are then communicated to the entire Board of Directors. In approving or rejecting the proposed related party transaction, the Audit Committee and the Board of Directors consider the facts and circumstances available and deemed applicable to the situation, including the risks, costs and benefits to the Company, the terms of the transaction, the availability of alternate sources for comparable services and products, and, if applicable, the impact on a director’s independence. Agreements are approved only that, in light of known circumstances, are in or are not inconsistent with the Company’s best interests, as the Audit Committee and the Board of Directors determine in the good faith exercise of their discretion.

Compensation of Directors

During the fiscal year ended September 30, 2014, directors who were not employees of the Company (the “Non-Employee Directors”) received $15,000 for their service as a member of the Company’s Board of Directors. Mr. Mahoney additionally received $72,000 in fees during fiscal 2014 for services provided to Datawatch management in his capacity as Vice Chairman of the Board, having been paid $6,000 per month during the fiscal year. Mr. Morrison, as an employee of the Company, receives no compensation for his service as a director.

Directors are eligible to receive awards under the Company’s Second Amended and Restated 2011 Equity Compensation and Incentive Plan. Under the policy in effect for fiscal 2014, each Non-Employee Director annually received a grant of 2,500 restricted stock units on the date of the Annual Meeting and a Non-Employee Director elected to the Board of Directors for the first time received a grant of 2,500 restricted stock units upon his or her initial election. The restricted stock units vest in one-third increments on the first, second and third anniversaries of the date of grant.

Director Compensation

Name (a)	Fees Earned or Paid in Cash ($)(1) (b)	Stock Awards ($)(2) (c)	Total ($) (h)
Thomas H. Kelly	$15,000	$35,800	$50,800
David C. Mahoney	$87,000	$35,800	$122,800
Richard de J. Osborne	$15,000	$35,800	$50,800
Terry W. Potter	$15,000	$35,800	$50,800
James Wood	$15,000	$35,800	$50,800
Christopher T. Cox	$15,000	$35,800	$50,800
Joan McArdle(3)	$3,750	$31,500	$35,250

(1)	The annual retainer for 2014 was $15,000 for each Non-Employee director. For Mr. Mahoney, the amount in this column includes an additional $72,000 in cash fees received for services provided in his capacity as Vice Chairman of the Board.
(2)	The amounts in column (c) represent the grant date fair value of restricted stock unit awards for financial statement reporting purposes as computed in accordance with FASB ASC Topic 718. During fiscal 2014, awards of 2,500 restricted stock units were granted to each of the Non-Employee Directors.
(3)	Joan McArdle was elected to the Board on July 22, 2014.

Non-Employee Director Indemnification Arrangements

In addition to the protections afforded the directors of the Company with respect to indemnification under the Company’s By-laws, the Company has entered into indemnification agreements with each of its Non-Employee Directors. These agreements require the Company to, among other things, indemnify each of its Non-Employee directors for any and all expenses (including attorney fees), judgments, penalties, fines and amounts paid in settlement which are actually and reasonably incurred by such individual, in connection with any threatened, pending or completed proceeding arising out of the individual’s status as a director of the Company. In addition, the agreements require the Company to advance expenses incurred by the individual in connection with any proceeding against the individual with respect to which he or she may be entitled to indemnification by the Company.

Stockholder-Board Communications

To direct stockholder communications to the Board of Directors (or to a specified individual director), stockholders may send such communication to the attention of the Chairman of the Board (or the specified individual director) at Datawatch Corporation, 271 Mill Road, Quorum Office Park, Chelmsford, MA 01824.

AUDIT COMMITTEE REPORT

The Audit Committee of Datawatch Corporation (the “Company”) is composed of Mr. Kelly, Mr. Mahoney, Ms. McArdle and Mr. Potter, with Mr. Kelly serving as Chairman. None of the members are officers or employees of the Company, and each is otherwise independent of the Company (as independence is defined by the Securities and Exchange Commission (the “SEC”) and in the listing standards of The NASDAQ Stock Market for purposes of being a member of an audit committee). In addition, the Audit Committee has at least one financial expert, Mr. Kelly, serving on the Audit Committee, as such term is defined by the SEC. The Audit Committee operates under a written charter adopted by the Board of Directors, which is available on the Company’s website, www.datawatch.com and located under the “Investor Relations” and “Corporate Governance” sections of the “About” link.

The Audit Committee has reviewed the audited financial statements of the Company at September 30, 2014 and 2013, and for each of the years in the three-year period ended September 30, 2014, and has discussed them with both management and the Company’s independent registered public accounting firms for those fiscal years, McGladrey LLP and Marcum LLP. The Audit Committee has reviewed with McGladrey LLP, who is responsible for expressing an opinion on the conformity of the Company’s financial statements with accounting principles generally accepted in the U.S., the accountant’s judgments as to matters related to the conduct of its audit for the Company’s financial statements and such other matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees), as currently in effect. The Audit Committee has met with McGladrey LLP, with and without management present, to discuss the results of their audit, evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The Audit Committee has received the written disclosures and the letter from McGladrey LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the firm’s communications with the Audit Committee concerning independence, as currently in effect, and has discussed with the firm its independence. Based on its review of the financial statements and these discussions, the Audit Committee concluded that it would be reasonable to recommend, and on that basis did recommend, to the Board of Directors, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2014 for filing with the SEC.

Respectfully submitted by the Audit Committee.

THE AUDIT COMMITTEE

Thomas H. Kelly, Chairman
David C. Mahoney
Joan McArdle
Terry W. Potter

INFORMATION CONCERNING EXECUTIVE OFFICERS

Michael A. Morrison, President, Chief Executive Officer and Director, age 51, was appointed President and Chief Executive Officer of the Company on February 11, 2011. From October 2007 until joining Datawatch, Mr. Morrison was Vice President, Financial Performance Management, at Cognos Inc., a subsidiary of IBM since January 2008. In this role, Mr. Morrison directed all development, product management, product marketing and strategic business development activities for the FPM business unit. From January 2007 to October 2007, Mr. Morrison was Chief Operating Officer of Applix Inc., having been vice president of worldwide field and marketing operations from 2004 until his appointment as COO. At Applix Mr. Morrison conceptualized, built and led the company’s strategic go-to-market sales model and growth strategies, and also represented the company to Wall Street and industry analysts. Before joining Applix in 2004, Mr. Morrison held various positions at Cognos, including vice president of enterprise planning operations, vice president of finance and administration, and corporate counsel.

James Eliason, Chief Financial Officer, Treasurer, Secretary and Vice President of Finance, age 47, was appointed as Chief Financial Officer, Treasurer, Secretary and Vice President of Finance of the Company on April 23, 2013. Mr. Eliason brings 20 years of financial and operational experience to the Datawatch leadership team, including corporate finance, investor relations, sales operations, mergers and acquisitions, human resources and information technology. From 2011 to April 2013 he served as CFO of Qvidian Corporation, a venture-backed software company that provides cloud-based sales enablement applications. From 2008 to 2011, he served as CFO of Desktone, Inc., a SaaS software company that provides a desktop cloud enablement platform. From 2004 to 2008, he served as CFO of Empirix, Inc., a high growth technology company that provides tools for voice and data applications. Earlier in his career, he held senior finance positions with Narad Networks, Inc. and Silverstream Software, Inc.

Ben F. Plummer, Chief Marketing Officer, Senior Vice President, age 53, was appointed Chief Marketing Officer, Senior Vice President of the Company effective October 1, 2012. Mr. Plummer joined Datawatch from IBM Cognos, where he was vice president, data discovery and analytics. Prior to IBM Cognos, Mr. Plummer was chief marketing officer at Applix, Inc., a leader of business analytics software, which was acquired by Cognos in 2007. Before Applix, Mr. Plummer was senior vice president and chief marketing officer at Outlooksoft Corporation, a performance management software company that was subsequently acquired by SAP. Mr. Plummer previously spent 13 years at Cognos in a number of executive positions, including vice president of customer operations, vice president of North American marketing, vice president of global marketing and vice president of global partner operations. During his career, Mr. Plummer has also held positions as senior vice president of marketing for Convera, a search and content management solution provider, and executive vice president of Clareos, a high-volume OLAP engine software company.

Sanjay Mistry, Vice President, Controller of the Corporation, age 47, was appointed to his current position on October 24, 2013. Mr. Mistry brings over 20 years of financial and operational experience in high technology and public companies to Datawatch. From 2011 to 2013 he served as Vice President of Finance for NP Medical and Radius Product Development, two independent companies within Nypro, Inc., a $1 billion global manufacturer. Mr. Mistry served as Director of Finance at Novell Inc. a global software services company from 1999 until it was sold to private equity partners in 2011. Earlier in his career, he held several senior finance positions with Honeywell, Inc. and Motorola, Inc.

John P. Judge, Chief Revenue Officer, Senior Vice President of Worldwide Sales, age 56, was appointed to his current position on August 28, 2014. Mr. Judge joined Datawatch from Iron Mountain Corporation, a company with revenues of more than $3 billion, where he was senior vice president, Americas enterprise sales from 2010 to 2014. Prior to joining Iron Mountain, Mr. Judge held senior sales roles at Novell Inc., SilverStream Software and Honeywell, Inc.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The Compensation and Stock Committee is responsible for discharging the Board’s responsibilities relating to the compensation of the Company’s officers and key employees and in this regard has the responsibility to establish a compensation policy for officers and key employees designed to (i) enhance the profitability of the Company and increase shareholder value, (ii) reward officers and key employees for their contribution to the Company’s growth and profitability, and (iii) provide competitive compensation that will attract and retain qualified officers and key employees. In addition, the Compensation and Stock Committee considers and takes action with respect to the adoption, amendment, administration and termination of compensation, welfare, benefit, pension and other plans (including the grant of equity awards) related to compensation of current and former employees of the Company and designs incentive compensation plans to allow the Company to attract and retain talented personnel and align the pay of such personnel with the long-term interests of shareholders.

Michael A. Morrison, who served as the Company’s Chief Executive Officer during the fiscal year ended September 30, 2014, as well as the other individuals included in the Summary Compensation Table on page 15, are referred to as “named executive officers” throughout this Compensation Discussion and Analysis.

Compensation Philosophy

The Compensation and Stock Committee believes the most effective compensation package for named executive officers is one designed to reward achievement of individual and corporate objectives, provide incentives for short-term, medium-term and long-term financial and strategic goals and align the interests of management with those of the stockholders by providing incentives for improving shareholder value. There is no pre-established policy or target for the allocation between either cash and non-cash or short-term, medium-term and long-term incentive compensation; however, a significant percentage of total compensation is allocated to performance-based incentive compensation, both in the form of cash programs and equity participation. Because there are no pre-established policies or targets, the Compensation and Stock Committee is able to evaluate the compensation package from year to year with the flexibility to configure allocations and amounts in a manner that aligns closely with shareholder interests. The Compensation and Stock Committee has not, to date, used a third-party compensation consultant. However, third-party compensation surveys are used in setting certain elements of compensation, as discussed in the section entitled “Elements of Compensation” below.

Role of Executive Officers in Setting Compensation Decisions

Regarding most compensation matters, the Chief Executive Officer’s responsibility is to provide recommendations to the Compensation and Stock Committee based on an analysis of market standards and trends and an evaluation of the contribution of each executive officer to the Company’s performance. The Compensation and Stock Committee considers, but retains the right to accept, reject or modify such recommendations. Although the Chief Executive Officer attends portions of the meetings of the Compensation and Stock Committee, neither the Chief Executive Officer nor any other members of management is present during executive sessions of the Compensation and Stock Committee. Moreover, the Chief Executive Officer is not present when decisions with respect to his compensation are made. The Compensation and Stock Committee may, but does not currently, delegate any of its functions to others in setting compensation for the named executive officers, provided however, that management may be responsible for the implementation of certain compensation programs established by the Compensation and Stock Committee.

Elements of Compensation

Subject to variation where appropriate, the elements of compensation to named executive officers include:

•	base salary, which is determined on an annual basis;
•	annual or other time-based cash incentive compensation; and
•	long-term incentive compensation in the form of options and other awards.

Base Salary.  In setting base salary for the named executive officers, the Compensation and Stock Committee considers recommendations from the President and Chief Executive Officer, which, for new hires, tend to reflect the current recruitment market and negotiations with the specific individual. For existing named executive officers, for whom base salaries are typically reviewed in the first quarter of each year, the recommendations are designed to recognize each named executive officer’s participation and performance in meeting corporate performance goals over the prior fiscal year, to take into consideration promotions or increased responsibilities and, to a lesser extent, to reflect market trends. With respect to market trends, the Compensation and Stock Committee considered the results of a senior executive market total compensation review of 26 peer companies with a median revenue of $120.4 million prepared by Haigh & Company. Although the Company seeks to structure its compensation program to attract and retain key personnel, recommendations to the Compensation and Stock Committee, particularly with respect to base salary, are typically in the lower range in these compensation surveys, given the higher revenue stream of the companies surveyed as compared to the revenue history of Datawatch. This allows the Company to reduce its overall cost structure and to achieve systematic improvement in the financial performance of the business. Economic and business conditions affecting the Company are also considerations in setting base salary vis-à-vis market standards. Neither payouts under performance-based incentive compensation plans nor equity grants in any given year have had any impact as to determinations of the base salaries of the named executive officers.

Cash Incentive Compensation.  On an annual basis, the Compensation and Stock Committee determines the appropriate level and mix of performance-based cash incentive compensation. In recent years, these incentives have included sales incentive plans for named executive officers charged with driving increases in sales year to year and officer bonus plans designed to motivate officers to improve certain performance metrics of the Company. Rewards are paid for achievement, such as quarterly payouts for increases in revenue under the sales incentive plans, attainment of management objectives and annual bonuses paid for improvements to net income under the officer bonus plans.

Equity Incentive Compensation.  The Compensation and Stock Committee believes that equity-based participation provides the named executive officers with strong economic interest in maximizing stock price appreciation over the long term. Equity-based awards are made pursuant to the Company’s equity incentive plans. The Compensation and Stock Committee considers cost to the Company in determining the form of award and, as a result, routinely grants stock options and restricted stock units. In determining the size of an option or restricted stock unit grant to a named executive officer, both upon initial hire and on an ongoing basis, the Compensation and Stock Committee considers competitive market factors, the size of the equity incentive plan pool, cost to the Company, the level of equity held by other officers and individual contribution to corporate performance. Although there is no set target level for holding options or stock ownership, the Compensation and Stock Committee recognizes that the equity based component ensures additional focus by the named executive officers on stock price performance and enhances executive retention. Accordingly, the exercise price of stock options is tied to the fair market value of the Company’s Common Stock on the date of grant and such options typically vest quarterly over a three-year period. Restricted stock unit grants typically vest annually over a three-year period, with certain grants subject to a further vesting condition tied to the trading price of the Company’s Common Stock.

Datawatch does not have a program, plan or practice to select equity grant dates in connection with the public release of favorable or negative news.

Benefits.  The named executive officers are entitled to participate in benefit plans which are generally available to all employees, including health, dental, life, accidental disability and dismemberment and, for each of these benefits plans, the Company makes contributions to the premiums paid to such plans. The Company does not offer any kind of deferred compensation, nor does it offer retirement benefits other than a 401(k) defined contribution plan. The Company typically does not match contributions made by executive officers and other employees to the 401(k) plan.

Severance Agreements.  The Company believes that the severance agreements of its executive officers are necessary to retain the executive officers by protecting them against involuntary termination of their employment or being forced out of the Company. The agreements are designed to provide income security to the executive officers and to facilitate the Company’s ability to attract and retain executives as the Company competes for talent in a marketplace in which such protections are standardized practice. For more information about the severance arrangements of our named executive officers, see the “Executive Agreements and Severance Arrangements” section of this proxy statement.

Compensation of Named Executive Officers for Fiscal 2014

The Company’s fiscal 2014 Corporate Officers Compensation Plan, approved by the Compensation and Stock Committee, provided for fiscal 2014 compensation consisting of base salary and performance-based cash incentive bonuses, and awards of restricted stock units for shares of the Company’s common stock (“RSUs”) for the executive officers of the Company, including the Company’s named executive officers as follows:

Executive (Title)	Base Salary ($)	Target Cash Incentive Bonus ($)	Cash Bonus Eligibility at 80% of Plan Revenue ($)	Cash Bonus Eligibility at 120% of Plan Revenue ($)	RSU Award (#)
Michael A. Morrison (CEO)	335,000	150,000	90,000	210,000	40,000
James Eliason (CFO)	275,000	75,000	45,000	105,000	20,000
Ben F. Plummer (CMO)	280,000	100,000	60,000	140,000	20,000

Cash bonus eligibility under the 2014 Compensation Plan was based on whether and the extent to which Datawatch met its fiscal 2014 financial plan revenue goal. Cash bonuses were eligible for payout if Datawatch revenue for fiscal 2014 reached a threshold level of 80% of financial plan revenue. Bonus eligibility at 80% of financial plan revenue was 60% of the target cash bonus amount, with bonus eligibility scaling up linearly as revenue performance improved between 80% and 100% of the financial plan goal. Performance at 100% of financial plan revenue would have resulted in eligibility for 100% of the target cash bonus. Performance in excess of 100% of financial plan revenue would have increased bonus eligibility at a 2 to 1 rate up to maximum bonus eligibility of 140% of the target cash bonus amount based on performance at 120% of financial plan revenue.

The Compensation and Stock Committee retained the discretion at any time to change the above cash incentive bonus criteria (including bonus amounts and targets), including in the event any operating changes were approved during the fiscal year that materially impacted the Company’s fiscal 2014 financial plan.

Based on the Company’s financial results for fiscal 2014, which did not meet the Company’s fiscal 2014 financial plan targets, the Compensation and Stock Committee ultimately did not approve cash incentive bonus payments for any of the named executive officers.

Accounting and Tax Implications

The financial reporting and income tax consequences to Datawatch of individual compensation elements are important considerations for the Compensation and Stock Committee when it is analyzing the overall level of compensation and the mix of compensation among individual elements. Overall, the Compensation and Stock Committee seeks to balance its objective of ensuring an effective compensation package for named executive officers with the need to maximize the immediate deductibility of compensation — while ensuring an appropriate and transparent impact on reported net income and other closely followed financial measures.

In general, Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), prevents publicly held corporations from deducting, for federal income tax purposes, compensation paid in excess of $1 million to certain executives. This deduction limitation does not apply, however, to compensation that constitutes “qualified performance-based compensation” within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder. The Compensation and Stock Committee has considered these requirements and it is the present intention of the committee that, so long as it is consistent with the Company’s overall compensation objectives, substantially all tax deductions attributable to executive compensation will not be subject to the deduction limitations of Section 162(m) of the Code.

SUMMARY COMPENSATION TABLE

Name and Principal Position(1) (a)	Fiscal Year (b)	Salary (c)	Stock Awards(2) (e)	Option Awards(3) (f)	Non-Equity Incentive Plan Compensation (g)		All Other Compensation (i)		Total (j)
Michael A Morrison President and CEO	2014	$335,000	$572,800	—	—		$738	(6)	$908,538
	2013	$335,000	$387,450	$968,625	—		$538	(6)	$1,691,613
James Eliason CFO	2014	$275,000	$286,400	—	—		$738	(6)	$562,138
	2013	$121,875	$968,625	—	$28,000	(4)	$224	(6)	$1,118,724
Ben F. Plummer Chief Marketing Officer	2014	$280,000	$286,400	—	—		$738	(6)	$567,138
	2013	$280,000	$1,988,000	—	$59,600	(5)	$493	(6)	$2,328,093

(1)	The title presented reflects the principal position held by each named executive officer as of September 30, 2014.
(2)	The amounts in column (e) represent the grant date fair value of restricted stock unit awards as computed in accordance with FASB ASC Topic 718.
(3)	The amounts in column (f) represent the grant date fair value of the applicable option awards, as computed in accordance with FASB ASC Topic 718.
(4)	For fiscal 2013, such amount represents a payment to Mr. Eliason as a cash incentive bonus under the 2013 Corporate Officers Compensation Plan.
(5)	For fiscal 2013, such amount represents a payment to Mr. Plummer as a cash incentive bonus under the 2013 Corporate Officers Compensation Plan.
(6)	Such amounts consist solely of the payment of life insurance premiums.

Narrative Disclosure to Summary Compensation Table

Please refer to the narrative disclosure above beginning on page 14 under the heading Compensation of Named Executive Officers for Fiscal 2014.

The following table sets forth summary information regarding the outstanding equity awards at September 30, 2014 granted to each named executive officer:

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

	Option Awards					Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable(1) (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable(1) (c)	Option Price ($) (d)	Option Expiration Date (e)		Number of Shares or Units of Stock that have Not Vested(3) (#) (f)	Market Value of Shares or Units of Stock that have Not Vested(3) ($) (g)
Michael A. Morrison	91,137	—	$3.46	2/10/2018	(2)	86,668	$1,058,941
	8,863	—	$3.46	2/10/2018	(2)	—	—
	27,648	27,648	$12.92	4/24/2020	(2)	—	—
	9,846	9,853	$12.92	4/24/2020	(2)	—	—
James Eliason	—	—	—			70,000	$929,400
Ben F. Plummer	—	—	—			53,334	$933,413

(1)	Options vest every quarter over a three year period beginning three months from the date of grant. Vesting of some or all options may be accelerated upon a change of control or an acquisition in accordance with the Company’s equity compensation plans.
(2)	This option award has a seven year term. Therefore, the grant date for such award is the date seven years prior to the date shown.

(3)	Restricted stock unit awards generally vest annually over a three year period beginning one year from the date approved by the Compensation and Stock Committee with certain grants subject to the further vesting condition and to the trading price of the Company’s Common Stock, with the exception of 30,000 restricted stock units held by Mr. Morrison that vest annually over a three year period beginning three years from the date approved by the Compensation and Stock Committee.

Executive Agreements and Severance Arrangements

The Board of Directors has approved severance agreements by the Company with each of Messrs. Morrison, Eliason and Plummer. Each executive severance agreement provides that in the event the Company terminates the officer’s employment for reasons other than for “Cause” (as defined in the respective agreement) or the officer elects to terminate his employment with the Company for “Good Reason” (as defined in the respective agreement), such officer is entitled to severance payments equal to his then current monthly base salary, payable on a monthly basis for twelve months following his termination date for Mr. Morrison and for six months following his termination date for each of Messrs. Eliason and Plummer. As a condition to the receipt by an officer of any payment or benefit under an executive severance agreement, the officer must first execute a valid, binding and irrevocable general release in favor of the Company and in a form reasonably acceptable to the Company, and must be in compliance with the terms of the officer’s Proprietary Information, Inventions and Non-Competition Agreement with the Company.

Each stock option agreement and restricted stock unit agreement pursuant to which each named executive officer holds the unvested stock options or restricted stock units disclosed herein, as applicable, provides that all such unvested options or restricted stock options shall accelerate and become fully vested and exercisable upon a change in control of the Company.

COMPENSATION COMMITTEE REPORT

The Company’s Compensation and Stock Committee currently consists of Messrs. Kelly, Mahoney and Potter, with Mr. Mahoney serving as Chairman. The Compensation and Stock Committee has reviewed and discussed the Compensation Discussion and Analysis above with the Company’s management and, based on this review and discussion, has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Submitted by the Compensation and Stock Committee of the Board of Directors:

David C. Mahoney, Chairman
Thomas H. Kelly
Terry W. Potter

Compensation Committee Interlocks and Insider Participation

No person who served as a member of the Compensation and Stock Committee was, during the fiscal year ended September 30, 2014, an officer or employee of the Company or any of its subsidiaries, was formerly an officer of the Company or any of its subsidiaries, or had any relationship requiring disclosure herein. No executive officer of the Company served as a member of the compensation committee of another entity (or other committee of the Board of Directors performing equivalent functions or, in the absence of any such committee, the entire Board of Directors), one of whose executive officers served as a member of the Compensation and Stock Committee of the Company.

PROPOSAL II

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Independent Registered Public Accounting Firm for Fiscal Year 2014

The Board of Directors is seeking ratification of the Audit Committee’s selection of McGladrey LLP to serve as the registered public accounting firm for the fiscal year ending September 30, 2015. McGladrey LLP served as the Company’s registered public accounting firm for the fiscal year ending September 30, 2014.

The Board of Directors has put the ratification of the selection of McGladrey LLP before the stockholders because the Board believes that seeking stockholder ratification of the selection of the independent registered public accounting firm is good corporate practice. If the appointment of McGladrey LLP is not ratified, the Audit Committee will first review the basis for the stockholder vote and the Company’s relationship with McGladrey LLP and will then take such action as it deems necessary.

Representatives of McGladrey LLP are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF THE
COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

Change in Independent Registered Public Accounting Firms

On December 20, 2013, Datawatch dismissed Marcum LLP as the independent registered public accounting firm of the Company. The dismissal of Marcum LLP was approved by the Company’s Audit Committee.

The report of Marcum LLP on the Company’s financial statements as of September 30, 2013 and 2012 and for the each of the years in the three-year period ended September 30, 2013 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principle.

During the Company’s fiscal years ended September 30, 2013 and 2012 and through December 20, 2013 there were no disagreements with Marcum LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Marcum LLP, would have caused them to make reference to the subject matter of the disagreement in connection with their reports on the financial statements for such years. During the Company’s fiscal years ended September 30, 2013 and 2012 and through December 20, 2013 there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

The Company furnished a copy of the disclosures above under this heading to Marcum LLP and requested that Marcum LLP furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of such letter, dated December 23, 2013, is filed as Exhibit 16.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 26, 2013.

On December 20, 2013, the Company’s Audit Committee engaged McGladrey LLP as its new independent registered public accounting firm to audit the Company’s financial statements for the Company’s fiscal year ending September 30, 2014. The decision to engage McGladrey LLP as the Company’s independent registered public accounting firm was the result of a competitive selection process.

Prior to the engagement of McGladrey LLP, neither the Company nor anyone on behalf of the Company consulted with McGladrey LLP during the Company’s fiscal years ended September 30, 2013 and 2012 and through December 20, 2013, in any manner regarding any of the matters or events set forth in Item 304(a)(2) of Regulation S-K.

Independent Registered Public Accounting Firm Fees for Fiscal Years 2013 and 2014

The fees billed for services provided to us for the 2013 and 2014 fiscal years by Marcum LLP and McGladrey LLP, respectively, were as set forth below.

	2013(2)	2014
Audit Fees – Marcum LLP(1):	$221,641	$72,320
Audit Fees – McGladrey LLP(1):	$—	$374,100
Total:	$221,641	$446,420

(1)	Audit Fees consisted of audit work performed in the preparation of financial statements, as well as work generally only the independent auditor can reasonably be expected to provide, such as services related to statutory audits, comfort letters, consents and assistance with and reviews of quarterly financial statements and other documents filed with the Securities and Exchange Commission.
(2)	In addition to the fees listed above, fees billed by H.W. Fisher & Company for the statutory audits of the Company’s UK subsidiaries for 2013 were $31,395.

All services rendered by Marcum LLP, McGladrey LLP and H.W. Fisher & Company for fiscal years 2013 and 2014 were permissible under applicable laws and regulations, and were pre-approved by the Audit Committee.

No audit related fees were paid to McGladrey or Marcum for assurance or related services that were reasonably related to the performance of the audit or review of our financial statements and that are not disclosed under “Audit Fees” for the years ended September 30, 2014 and 2013, respectively. No other fees relating to tax advisory or other services were paid to McGladrey or Marcum for professional services rendered to the Company for the years ended September 30, 2014 and 2013, respectively.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditor

Consistent with the requirements of the Securities and Exchange Commission regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the independent auditor. The Audit Committee will approve the specific terms of engagement once an independent registered public accounting firm has been selected, which will provide for the provision of specific services. During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval by the Audit Committee or by one or more of its members before engaging the independent registered public accounting firm.

STOCK PERFORMANCE GRAPH

The following graph compares the yearly change in the cumulative total stockholder return on the Company’s Common Stock during the period from September 30, 2009 through September 30, 2014, with the cumulative total return on (i) an SIC Index that includes all organizations in the Company’s Standard Industrial Classification (SIC) Code 7372-Prepackaged Software (the “SIC Code Index”) and (ii) the Media General Market Weighted Nasdaq Index Return (the “Nasdaq Market Index”). The comparison assumes that $100 was invested on October 1, 2009 in the Company’s Common Stock and in each of the foregoing indices and assumes reinvestment of dividends, if any.

	Period Ending
Company/Market/Peer Group	9/30/2009	9/30/2010	9/30/2011	9/30/2012	9/30/2013	9/30/2014
Datawatch Corporation	$100.00	$122.88	$226.69	$858.90	$1,182.20	$434.32
NASDAQ Market Index	$100.00	$112.61	$115.94	$151.34	$185.80	$224.09
Prepackaged Software	$100.00	$111.58	$116.91	$142.74	$164.45	$195.45

The stock price performance shown on the graph and in the table above is not necessarily indicative of future price performance. Information used in the graph and table was obtained from Zacks Investment Research, a source believed to be reliable, but the Company is not responsible for any errors or omissions in such information.

Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings made under the Securities Act or the Exchange Act, that might incorporate by reference this proxy statement or future filings made by the Company under those statutes, the Compensation Committee Report, the Audit Committee Report, the Charters of the Audit, Compensation and Stock, Nominating and Corporate Governance Committees, reference to the independence of the Audit Committee members and of other Board members and the preceding Stock Performance Graph are not “soliciting material” and are not deemed filed with the Securities and Exchange Commission and shall not be deemed incorporated by reference into any of those such prior filings or into any future filings made by the Company under those statutes.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires Datawatch’s directors, executive officers and holders of more than 10% of the Company’s common stock, referred to herein as Reporting Persons, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of the Company’s common stock. Such persons are required by regulations of the Securities and Exchange Commission to furnish us with copies of all such filings. Based on the Company’s review of the copies of such filings received by us with respect to the fiscal year ended September 30, 2014, and written representations from certain of the Company’s directors and executive officers, we believe that all Reporting Persons complied with all Section 16(a) filing requirements for the fiscal year ended September 30, 2014, except for the Form 4 for Christopher T. Cox filed on February 24, 2014, which was due on February 21, 2014.

STOCKHOLDER PROPOSALS

Proposals of stockholders intended for inclusion in the proxy statement to be furnished to all stockholders entitled to vote at the next annual meeting of stockholders of the Company must be received at the Company’s principal executive offices not later than close of business on December 22, 2015. To be timely, notice to the Company of matters that stockholders otherwise desire to introduce at the next annual meeting of stockholders of the Company must be delivered between December 22, 2015 and January 21, 2016. For any proposal that is not submitted for inclusion in the proxy statement for the next annual meeting of stockholders but is instead sought to be presented directly at the next annual meeting, SEC rules permit management to vote proxies in its discretion if the Company: (1) receives notice of the proposal before the close of business on January 21, 2016, and advises stockholders in the next proxy statement about the nature of the matter and how management intends to vote on such matter; or (2) does not receive notice of the proposal prior to the close of business on January 21, 2016. Notices of intention to present proposals at the next annual meeting should be addressed to: Chief Executive Officer, Datawatch Corporation, 271 Mill Road, Quorum Office Park, Chelmsford, MA 01824. In order to curtail controversy as to the date on which a proposal was received by the Company, it is suggested that proponents submit their proposals by Certified Mail - Return Receipt Requested.

CODE OF ETHICS AND BUSINESS CONDUCT POLICY

The Board of Directors adopted a Code of Ethics and Business Conduct Policy on January 23, 2004 (amended November 11, 2011) applicable to all employees and directors of the Company. The Code of Ethics and Business Conduct Policy is posted on the Company’s website, www.datawatch.com and located under the “About” tab and the “Investor Relations” and “Corporate Governance” links. Any amendments to or waivers of the Code of Ethics and Business Conduct Policy that apply to the Company’s principal executive officer, principal financial officer or principal accounting officer and that relates to any element of the definition of the term “code of ethics,” as that term is defined by the Securities and Exchange Commission, will be posted on Datawatch’s website at the address above.

EXPENSES AND SOLICITATION

The cost of solicitation of proxies will be borne by the Company, and in addition to soliciting stockholders by mail through its regular employees, the Company may request banks, brokers and other custodians, nominees and fiduciaries to solicit their customers who have stock of the Company registered in the names of a nominee and, if so, will reimburse such banks, brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket costs. Solicitation by officers and employees of the Company or by certain outside proxy solicitation services may also be made of some stockholders in person or by mail, telephone or telegraph following the original solicitation.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

In some cases, only one copy of the proxy statement and the annual report is being delivered to multiple stockholders sharing an address. However, this delivery method, called “householding,” is not being used if the Company has received contrary instructions from one or more of the stockholders. The Company will deliver promptly, upon written or oral request, a separate copy of this proxy statement and the annual report to a stockholder at a shared address to which a single copy of the documents were delivered. To request a separate delivery of these materials now or in the future, a stockholder may submit a written request either to Investor Relations, Datawatch Corporation, 271 Mill Road, Quorum Office Park, Chelmsford, MA 01824 or to investor@datawatch.com or an oral request by calling the Company’s Investor Relations group at (978) 441-2200, ext. 8323. Additionally, any stockholders who are presently sharing an address and receiving multiple copies of the proxy statement and annual report and who would prefer to receive a single copy of such materials may instruct the Company accordingly by directing that request to the Company in the manner provided above.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE SHAREHOLDER MEETING TO BE HELD ON APRIL 20, 2015

This proxy statement and the Company’s 2014 Annual Report are available online at https://materials.proxyvote.com/237917.

OTHER BUSINESS

The Board of Directors knows of no business that will be presented for consideration at the meeting other than those items stated above. If any other business should come before the Meeting, votes may be cast pursuant to proxies in respect to any such business in the best judgment of the person or persons acting under the proxies.

DATAWATCH CORPORATION
271 MILL ROAD,QUORUM OFFICE PARK
ATN ACCTS PAYABLE
CHELMSFORD,MA 01824-4105

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

1 OF 2
1
1

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

CONTROL # → 0000000000000000

NAME	SHARES
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

PAGE 1 OF 2

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

1. Election of Directors
Nominees

For All	Withhold All	For All Except
☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

02 0000000000

01 Richard de J. Osborne 02 James Wood 03 Thomas H. Kelly 04 Terry W. Potter 05 Christopher T. Cox
06 David C. Mahoney 07 Michael A. Morrison 08 Joan McArdle

The Board of Directors recommends you vote FOR the following proposal:

	For	Against	Abstain
2 The ratification of the appointment of McGladrey LLP, as the Company's independent registered public accounting firm.	☐	☐	☐

For address change/comments, mark here. ☐
(see reverse for instructions)

	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

Signature [PLEASE SIGN WITHIN BOX] Date

JOB #

Signature (Joint Owners) Date

SHARES
CUSIP #
SEQUENCE #

0000223694_1 R1.0.0.51160

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/are available at www.proxyvote.com .

DATAWATCH CORPORATION
Annual Meeting of Stockholders
April 20, 2015 11:00 AM
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) The undersigned hereby appoints MICHAEL A. MORRISON and JAMES ELIASON, or either of them, as proxies, each with the power to appoint their substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of DATAWATCH CORPORATION that the stockholder(s) is/are entitled to vote at the Annual Meeting of stockholders to be held at 11:00 AM, Eastern Daylight Time on April 20, 2015, at the offices of the Company, 271 Mill Road, Quorum Office Park, Chelmsford, MA 01824, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

0000223694_2 R1.0.0.51160